RANGO ENERGY, INC (OTCBB: RAGO) 4651 SHELL ROAD, SUITE 140 RICHMOND, BC CANADA V6X 3M3 T: 1-888-224-6039 www.rangoenergy.com
NEWS RELEASE

Rango Energy Announces Conference Call to Update Investors on the Status of Drilling Operations at Kettleman Middle Dome Project

Call to be Held at 4:15 pm ET Thursday, June 6, 2013

Dallas, Texas June 5, 2013 - Rango Energy, Inc. (OTCBB: RAGO) ("Rango Energy" or "the Company"), an oil and gas exploration and development company, will host an investor conference call on Thursday, June 6, 2013 at 4:15 pm ET to discuss progress at its Kettleman Middle Dome ("KMD") project in the San Joaquin Valley. The project's operator and Chief Geologist, Vince Ramirez, and Rango CEO Harp Sangha and Vice President of Exploration Craig Alford will host the presentation followed by an open question and answer session.

Mr. Alford stated, "As we have previously communicated to investors, the Kettleman Middle Dome is situated in an area with very productive hydrocarbon systems. The KMD Project consists of over 11,000 acres and is in the middle of a northwest trending anticlinal structure that is a known hydrocarbon trap. We began drilling on May 28th and have made tremendous progress on what we anticipate to be a 13,000 foot well."

Vincent Ramirez, CEO of Hangtown Energy, the operator on the project added, "This is a very prolific trend of oil fields that were discovered in the 1920's and continue to be developed. The KDM is one of the last undrilled anticlinal mega-structures in the U.S. and our main target within the KMD lease area is the oil rich McAdams sandstone, which is more than 1000 feet thick. To date, nearly a billion barrels of oil and 3 trillion cubic feet of gas have been produced from the adjacent North dome and the South Dome structures. Hundreds of wells which produced from the McAdams formation in the North Dome and Coalinga areas averaged 2.7 Million Barrels of Oil Equivalent (MMBOE) per well. We are excited about the progress we've made and we look forward to updating shareholders on the details."

Date: Time: US Dial-In: International Dial-In: Conference ID: Webcast:	Thursday, June 6, 2013 4:15 pm ET 877-941-4774 480-629-9760 4623974

A playback of the call will be available until 11:59 pm ET on June 20, 2013. To listen, call +1-877-870-5176 within the United States or +1-858-384-5517 when calling internationally. Please use the replay PIN number 4623974. The playback of the call will also be made available on the investor relations section of the Company's website at www.rangoenergy.com.

About Rango Energy

Rango Energy, Inc. is an exploration stage oil and natural gas company with a strategy to identify, evaluate, explore, and develop new opportunities for oil and natural gas production across North America.

Safe Harbor Statements

Safe Harbor Statement

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the oil and gas industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Rango Energy Inc.

Phone: 1 (888) 224-6039

Email: info@rangoenergy.com

Web: www.rangoenergy.com